EXHIBIT 10.80
THIS MORTGAGE AND CHARGE AGREEMENT (the “Agreement”) is made on February 23,  2009 by and among:

(1)
Economic Development Board, a statutory board established in the Republic of Singapore under the Economic Development Board Act, Chapter 85 of Singapore, having its office at 250 North Bridge Road #28-00 Raffles City Tower Singapore 179101 (the “Board”);

AND

(2)	Micron Technology, Inc., a company incorporated in Delaware and having its office at 8000 S. Federal Way, Boise, Idaho 83716 (Registration Number S91UF0404A) (the “Company”);

AND

(3)
TECH Semiconductor Singapore Pte. Ltd., a company incorporated in Singapore with its registered office at 1 Woodlands Industrial Park D Street 1 Singapore 738799 (Company Registration Number 199102059C) (the “Subsidiary”).

(each, a “Party” and together, the “Parties”)

WHEREAS:

(A)
As at the date of this Agreement, the Company is the legal and beneficial owner, free from all charges, liens and other encumbrances, of 449,882,240 issued and paid up shares in the capital of the Subsidiary.

(B)
By the terms of that certain Loan Agreement, dated February 23, 2009, by between the Board and the Company (the “Loan Agreement”), the Company is required to execute this Agreement in favour of the Board.

(C)	The Board, the Company and the Subsidiary have carefully considered the terms and conditions of this Agreement and in good faith agree to enter into this Agreement.

NOW THIS AGREEMENT WITNESSETH as follows:

1.	DEFINITIONS

1.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Entitlement” means all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of the Mortgaged Securities whether by way of conversion, redemption, bonus, preference, option, dividend, interest

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or otherwise which the Board may be entitled on the Mortgaged Securities.

“Event of Default” and “Events of Default” means any, each or all (as the context may require) of the Events of Default described in Clause 15 of the Loan Agreement.

“Indebtedness” means all present and future principal and interest due, owing or incurred by the Company to the Board under or in connection with the Loan Agreement.  Indebtedness shall also include all monetary penalties incurred under the Loan Agreement until the time that all Indebtedness (as of the time of repayment) shall be paid in full.  In other words, when the Indebtedness is paid in full, the mortgage and security created under this agreement shall be discharged even though the possibility of future penalties under the Loan Agreement may still exist.

“Mortgaged Securities” means 408,719,520 issued and paid-up shares in the Subsidiary, representing 66 per cent. of the issued and paid-up shares in the capital of the Subsidiary and registered in the name of the Company.

1.2	Any reference in this Agreement to:

1.2.1	any statute, legislation, subsidiary legislation or rules shall be read as referring to such statute, legislation, subsidiary legislation or rules as amended or re enacted from time to time;

1.2.2	Recitals and Clauses are to recitals to, and clauses of, this Agreement;

1.2.3
an “encumbrance” includes any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, security interest or any other type of preferential agreement or arrangement having substantially the same economic effect (including sale and repurchase agreements, title retention or flawed-asset arrangements);

1.2.4
a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the foregoing;

1.2.5
“tax” shall be construed to include any present or future tax, levy, impost, duty or other charge, deduction or withholding of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same imposed) levied, withheld or assessed by any agency of any state;

1.2.6
the “winding up”, “dissolution” or “judicial management” of a company, the appointment of a receiver and/or manager, liquidator, administrator, judicial manager or trustee shall be construed so as to include any equivalent or analogous proceedings or appointment under the law of any jurisdiction in which such company carries on business; and

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1.2.7	the Parties shall, unless repugnant to the context and meaning thereof, be deemed to include their permitted respective successors and assigns.

1.3	The headings used in this Agreement are for ease of reference only and shall not be taken into account in the construction or interpretation of any provision to which they refer.

1.4	Expressions in the singular shall include the plural and vice versa and expressions in the masculine shall include, where applicable, the feminine and neuter genders and vice versa.

1.5
All terms and references used in this Agreement and which are defined or construed in the Loan Agreement but are not defined or construed in this Agreement shall have the same meaning and construction in this Agreement. All references in this Agreement to the Loan Agreement are references to the Loan Agreement as from time to time amended, modified or supplemented.

2.	[RESERVED]

3	MORTGAGE AND CHARGING CLAUSE

3.1
In consideration of the loan provided to the Company by the Board, the Company as legal and beneficial owner hereby charges and mortgages and agrees to charge and mortgage to the Board as a continuing security for the payment of all Indebtedness by way of FIRST EQUITABLE MORTGAGE and CHARGE ALL its rights, title and interest in and to the Mortgaged Securities together with all dividends, interests or other distributions hereafter paid or payable or made in respect of the same and all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same and all stocks, shares, rights, money or property accruing thereto or offered at any time by way of conversion, redemption, bonds, preference, option, conversion, dividend, warrant or otherwise in respect and all proceeds of sale or other realisation of the Mortgaged Securities or any part thereof.

3.2
If at any time the whole of the Indebtedness has been paid or discharged in full and no sum remains payable to the Board under or in connection with the Loan Agreement, the Board shall at the cost of the Company discharge the security created herein on the Mortgaged Securities.

4.	NON-EXHAUSTION OF REMEDIES

The Board shall not be bound to exhaust its remedies against the Company or the Subsidiary or exhaust its rights under any other securities prior to enforcing its rights against the Company under this Agreement.

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5.	CONTINUING SECURITY

5.1
This security shall be a continuing security and shall extend to cover all or any Indebtedness which shall for the time being be due or owing from the Company to the Board upon any account or otherwise as hereinbefore mentioned and shall not be considered as satisfied by any intermediate payment or satisfaction of less than the whole of the Indebtedness.

5.2
The Company hereby agrees and acknowledges that its obligations and liabilities hereunder shall be absolute and unconditional and, in addition to the other provisions hereof, shall not be abrogated, prejudiced, affected or discharged:

5.2.1	by the Subsidiary’s winding up, dissolution or judicial management; or

5.2.2
by any change in status, control or ownership or any change by amalgamation, re-organisation, merger, consolidation, sale or transfer by or involving the Company and/or the Subsidiary, or the assets of the Company or the Subsidiary, or otherwise which may be made in the constitution of the company by which the Company’s business or Subsidiary’s business may from time to time be carried on; or

5.2.3
by the Board granting explicitly or by conduct or otherwise, whether directly or indirectly, to the Company or any other person of any time, forbearance, concession, credit compounding, compromise, waiver, variation, renewal, release, discharge or other advantage or indulgence; or

5.2.4
by the Board failing or neglecting to or deciding not to recover the monies hereby owed or any part thereof by the realisation of any collateral or other security or in any manner otherwise or, in the event of the enforcement by the Board of any collateral or other security or any remedy otherwise, by any act, omission, negligence or other conduct or failure on the part of the Board or any other person in connection therewith; or

5.2.5	by any laches, acquiescence, delay, acts, omissions, mistakes on the part of the Board or any other person; or

5.2.6
by reason of any agreement, deed, mortgage, charge, debenture, guarantee, indemnity or security held or taken at any time by the Board or by reason of the same being void, voidable or unenforceable; or

5.2.7
by any moratorium or other period staying or suspending by statute or the order of any court or other authority all or any of the Board’s rights, remedies or recourse against the Company or any other person; or

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5.2.8
by reason of any other dealing, matter or thing which, but for the provisions of this Clause 5, could or might operate to affect or discharge all or any part of the obligations and liabilities of the Company hereunder; or

5.2.9
by any failure or defect herein, or in the Loan Agreement or this Agreement or in any other agreement entered into by or on behalf of the Company in connection with the Loan Agreement or this Agreement nor by any legal limitation, or lack of any borrowing or other powers of the Company or lack of authority of any person appearing to be acting for the Company in any matter in relating to the Loan Agreement or this Agreement by any other fact or circumstance (whether known or not to the Company) as a result of which all or any part of the obligations thereunder may be rendered illegal, void or unenforceable by the Board.

5.3
This security shall be in addition to, and without prejudice to, any other security which the Board may subsequently hold in respect of all such sums and liabilities hereby secured. The Board may at any time and without reference to the Company give up, deal with, vary, exchange or abstain from perfecting or enforcing any other such security at any time and discharge any party to it, and realise such security as the Board thinks fit, without in any way prejudicing the obligations and liabilities of the Company under this Agreement.

6.	COVENANTS BY THE COMPANY

The Company hereby covenants with the Board that during the continuance of this security it will:

6.1
obtain all necessary and relevant approvals required to charge and mortgage the Mortgaged Securities in favour of the Board, including obtaining the waiver from the other shareholders of the Subsidiary with respect to their rights on pre-emption and the creation of the encumbrance over the Mortgaged Securities pursuant to their shareholders’ agreement;

6.2	at all times deposit with the Board and permit the Board during the continuance of this security to hold and retain:

(a)	all stock and share certificates to or representing the Mortgaged Securities in the name of the Company; and

(b)	transfers of the Mortgaged Securities executed in blank,

such deposit being to create an equitable mortgage in favour of the Board. For the avoidance of doubt, nothing in this Clause 6.2 shall require the Company to transfer or register the Mortgaged Securities in the name of the Board or its nominees or to convert the security constituted by this Agreement into a legal mortgage prior to the occurrence of an Event of Default which is continuing.

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6.3
duly and promptly pay all calls, installments, subscription monies or other payments which may be made or become due in respect of any of the Mortgaged Securities as and when the same shall from time to time become due;

6.4	not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value of the Mortgaged Securities;

6.5	not create or permit to arise or subsist any encumbrance (other than in favour of the Board) on or over the Mortgaged Securities or any part thereof;

6.6
not sell, transfer or dispose of the Mortgaged Securities or any part thereof or interest therein or attempt or agree so to do (other than pursuant to or in accordance with the provisions of this Agreement);

6.7
upon the occurrence of an Event of Default and which is continuing, promptly notify the Board in writing of all Entitlements and shall (if directed by the Board) promptly pay over to the Board all Entitlements received by it and the Board shall be entitled to apply the same in accordance with Clause 9 (Power of Sale and application of proceeds).

7.	REPRESENTATIONS AND WARRANTIES

7.1	The Company hereby represents and warrants to and for the benefit of the Board as follows:

7.1.1	that the Company is the sole, absolute and beneficial owner of the Mortgaged Securities and that the Mortgaged Securities are free from any encumbrance (other than the security created herein);

7.1.2	the Mortgaged Securities are fully paid and that there are no monies or liabilities outstanding or payable in respect of the Mortgaged Securities or any of them;

7.1.3	that the Mortgaged Securities are validly issued and are free from any restriction on transfer or rights of pre emption;

7.1.4
that the Company has full power, authority, capacity and the legal right to enter into this Agreement and execute all other documents called for under this Agreement, to create the security herein and to engage in the transactions contemplated by this Agreement;

7.1.5
that this Agreement constitutes legal, valid, binding and enforceable obligations on the part of the Company and the security created herein over all and every part of the Mortgaged Securities is effective as a first priority charge in accordance with its terms;

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7.1.6
that this Agreement does not and will not conflict with or result in any material breach or constitute a default under any agreement, instrument or obligations to which the Company is party or by which the Company is bound; and

7.1.7
that the Company has obtained all the approvals or waivers (as the case may be) for the charge of the Mortgaged Securities to the Board and, upon the occurrence of an Event of Default that is continuing, for the Board to register the Mortgaged Securities in the name of the Board without any restrictions.

Each of the representations and warranties contained above shall survive and continue to have full force and effect after the execution of this Agreement and the Company hereby warrants to the Board that the above representations and warranties will be true and correct and fully observed at all times until the Indebtedness is fully repaid.

7.2	The Subsidiary hereby represents and warrants to and for the benefit of the Board as follows:

7.2,1	that the Subsidiary is lawfully incorporated, validly existing and in good standing under the laws of Singapore;

7.2.2	that the Subsidiary has the corporate power and authority to carry on the business as now being conducted under the laws of Singapore;

7.2.3
that the Subsidiary has full power, authority, capacity and the legal right to enter into this Agreement and to execute all other documents called for under this Agreement and to engage in the transactions contemplated by this Agreement;

7.2.4
that this Agreement does not and will not conflict with or result in any material breach or constitute a default under any agreement, instrument or obligations to which the Subsidiary is party to or by which the Subsidiary is bound;

7.2.5
that the Subsidiary is fully aware of the terms and conditions as well as obligations set out in the Loan Agreement. It is also fully aware of the purpose of the Term Loan made available by the Board to the Company, namely to provide funds to the Subsidiary (by way of Equity Contributions to be made by the Company to purchase Fixed Productive Assets;

7.2.6
that the Subsidiary has received full payment for the Mortgaged Securities and no monies or liabilities are outstanding or payable to the Subsidiary in respect of the Mortgaged Securities or any of them;

7.2.7	that the Mortgaged Securities are validly issued; and

7.2.8
that the Subsidiary acknowledges and confirms that it is fully aware that the Mortgaged Securities have been or will be mortgaged to the Board. Blank transfer forms relating to the Mortgaged Securities have been or will be executed by the Company and delivered to the Board with the intention that the Board may, upon the occurrence of an Event of Default that is continuing, perfect the Mortgaged Securities and/or exercise its right of sale by transferring or procuring the transfer of all or any of the Mortgaged Securities to third-party purchasers.

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Each of the representations and warranties contained above shall survive and continue to have full force and effect after the execution of this Agreement and the Subsidiary hereby warrants to the Board that the above representations and warranties will be true and correct and fully observed at all times until the Indebtedness is fully repaid.

8.	FURTHER RIGHTS OF THE BOARD

8.1	Subject to Clause 8.2 below, the Company shall be entitled to exercise all voting and all other rights attaching to the Mortgaged Securities.

8.2
At any time after an Event of Default has occurred and which is continuing, the Board shall be entitled to exercise or direct the exercise of the voting and other rights attached to the Mortgaged Securities as it sees fit.

8.3	Subject to Clause 8.4, the Company shall be entitled to retain any dividend derived from the Mortgaged Securities.

8.4
At any time after an Event of Default has occurred and which is continuing, the Company shall pay all dividends received by it immediately to the Board or as it may direct. The Board shall be entitled to apply the same in accordance with Clause 9 (Power of Sale and application of proceeds). Pending such payment to the Board, all such dividends shall be held by the Company in trust for the Board as security for the Indebtedness.

8.5
The powers conferred on the Board by this Agreement are solely to protect its interests in the Mortgaged Securities and shall not impose any duty on it to exercise any such powers. The Board shall not have any duty as to any Mortgaged Securities and shall incur no liability for:

8.3.1
ascertaining or taking action in respect of any calls, installments, conversions, exchanges, maturities, tenders or other matters in relation to any of the Mortgaged Securities or the nature or sufficiency of any payment whether or not the Board has or is deemed to have knowledge of such matters; or

8.3.2	taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Mortgaged Securities.

9.	POWERS OF SALE AND APPLICATION OF PROCEEDS

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9.1
Without prejudice to the Board’s other rights, powers and remedies under the Loan Agreement, this Agreement or any other agreement securing the Indebtedness, the security consituted by this Agreement shall become immediately enforceable and the power of sale and other powers conferred by Section 24 of the Conveyancing and Law of Property Act Chapter 61 of Singapore as varied and extended by this Agreement shall be immediately exercisable upon the occurrence of an Event of Default which is continuing. Without prejudice to the generality of the foregoing, the Board may on the occurrence of an Event of Default which is continuing without notice sell the Mortgaged Securities or any of them in such reasonable manner and for such reasonable consideration (whether payable immediately or by installments) as the Board may in its reasonable discretion deem fit (such discretion to be exercised in good faith), and may (without prejudice to any right which it may have under any provision of this Agreement) treat such part of the Mortgaged Securities as consists of money as if it were the proceeds of such sale or of the disposal.

9.2
The Board shall apply the proceeds (without prejudice to the right of the Board to recover any shortfall from the Company) in paying the costs of sale or disposal and in or towards the discharge of the Indebtedness in such order as the Board in its reasonable discretion thinks fit and the surplus (if any) of such proceeds shall be paid to the person or persons entitled.

9.3	If a deficit shall, after the sale and/or appropriation of the Mortgaged Securities, remain owing to the Board, the Company shall pay to the Board without demand the amount of such deficit.

9.4
Upon any sale of the Mortgaged Securities or any of them by the Board, the Company shall indemnify the Board and keep the Board fully indemnified against any claim or liability which may be made against it and any liability, loss, cost or expense which the Board may suffer or incur by reason of any defect in the Company’s title to such Mortgaged Securities except to the extent caused by the Board’s own negligence or wilful default.

10.	EXERCISE OF POWER OF SALE

Upon any sale of the Mortgaged Securities or any of them which the Board may make or purport to make under the provisions of this Agreement, a certificate made by any of the Board’s officers that the power of sale has become exercisable shall be prima facie evidence of such power of sale having become esercisable and, save for any error, be conclusive evidence of the fact in favour of any purchaser or other person to whom any of the Mortgaged Securities may be transferred under such sale and the Company will indemnify the Board and keep the Board indemnified against any claim or demand made against the Board by such purchaser or person, and any liability, loss, cost or expense that the Board may suffer or incur, by reason of any defect in the Company’s title to such Mortgaged Securities, except to the extent caused by the Board’s own negligence or wilful default.

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11.	PROTECTION OF THIRD PARTIES

Upon the occurrence of an Event of Default which is continuing, the Board may give a good discharge for any monies received in the exercise of such power of sale or disposal and for any rights, monies or property received or receivable in respect of the Mortgaged Securities and no purchaser, mortgagee or other person dealing with the Board shall be concerned to enquire whether the Indebtedness has become payable or due or whether any power which it is purporting to exercise has become exercisable or whether any money is due under this Agreement or as to the application of any money paid, raised or borrowed or as to the propriety or regularity of any sale by or other dealing with the Board.

12.	ENFORCEMENT OF RIGHTS

The Board shall be at liberty, but not bound, to resort for the Board’s own benefit to any other means of obtaining payment or securing performance at any time and in any manner or order as the Board may think fit without affecting this security. The Board may exercise and enforce its rights under this Agreement before resorting to other means of obtaining payment or securing performance or after such means have been resorted to in respect of any Indebtness and in the latter case without entitling the Company to any benefit from such other means so long as any Indebtedness remains due, owing, payable or outstanding (whether actually or contingently) from or by the Company to the Board.

13.	[RESERVED]

14.	AVOIDANCE OF PAYMENT

No disposition, assurance, security or payment which may be or may become avoided under any provision of the Companies Act, Chapter 50 of Singapore or any statutory modification thereof and no release, settlement or discharge which may have been given or made on the faith of any such disposition, assurance, security or payment shall prejudice or affect the Board’s right to recover from the Company monies to the full extent of this Agreement, the Loan Agreement and any other agreement in connection with the Indebtedness as if such disposition, assurance, security, payment, release, settlement or discharge (as the case may be) had never been made, given or granted.

15.	POWER OF CONSOLIDATION AND SALE

Section 21 (restricting the Board’s rights of consolidation) and Section 25 (restricting the Board’s right of sale) of the Conveyancing and Law of Property Act Chapter 61 of Singapore and any other similar provision under any other applicable law shall not apply to the security under this Agreement.

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16.	EVIDENCE OF OUTSTANDING LIABILITIES

A certificate signed by a duly authorised officer for the time being of the Board as to the amount of Indebtedness for the time being due to the Board shall be prima facie evidence of such Indebtedness and be binding on the Company, save for any error.

17.	FURTHER ASSURANCE

The Company irrevocably authorises the Board to do any and all acts and things which the Board considers necessary or advisable to, transfer, complete and vest the full legal title of any of the Mortgaged Securities to or in the Board or its nominees or any purchaser or other person thereof upon the occurrence of an Event of Default which is continuing. Without in any way limiting the Board’s power and authority abovementioned, the Company shall at any time if and when reasonably required by the Board do such acts or things and execute such documents as the Board may reasonably consider necessary for giving full effect to the Agreement.

18.	DISCHARGE OF MEMORANDUM

Notwithstanding anything herein contained to the contrary, it is understood that if the whole of the Indebtedness is paid to the Board or otherwise discharged, then the Board shall, as soon as reasonably practicable after such payment shall have been so made, and at the Company’s cost, discharge this Agreement.

19.	ASSIGNMENT

19.1
This Agreement shall be binding upon and inure to the benefit of the Company and the Board and their respective successors-in-title and assigns. All undertakings, agreements, representations and warranties given, made or entered into by the Company under this Agreement shall survive the making of any assignments hereunder.

19.2
Except with the Board’s consent, the Company may not assign or transfer any of its rights hereunder and the Company shall remain fully liable for all of its undertakings, agreements, duties, liabilities and obligations hereunder, and for the due and punctual observance and performance thereof.

19.3	The Board may only assign or transfer all or any of its rights hereunder to a person to whom the Board has assigned or transferred its rights under the Loan Agreement.

20.	NOTICES

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All notices and other communications hereunder shall be in writing and shall be deemed duly given upon (a) transmitter’s confirmation of a receipt of a facsimile transmission (if the time of transmission is after 5 pm Singapore Time (GMT + 8) on a Business Day, such transmission shall be deemed to be served on the next succeeding Business Day), (b) confirmed delivery by a standard overnight or recognized international carrier or when delivered by hand, or (c) delivery in person, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Company, to:

Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83716-9632
Fax:  (208) 363-1309
Attention:  General Counsel

With a copy to:
Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83716-9632
Fax:  (208) 368-4095
Attention: Treasurer

if to Board, to:

Economic Development Board
250 North Bridge Road
#28-00 Raffles City Tower
Singapore 179101

           Fax:  +65 6832-6553
 Attention:  Head, Electronics Division

21.	WAIVERS

No failure on the part of the Board to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or of any other right. The rights and remedies in this Agreement provided are cumulative and not exclusive of any rights or remedies provided by law. Any waiver or consent given by the Board under this Agreement shall be in writing and may be given subject to such conditions as the Board may impose. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

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22.	COST AND EXPENSES

22.1
Save as otherwise provided below, the Company shall bear all legal and other costs and expenses reasonably incurred by the Board in connection with the drafting, negotiation and execution of this Agreement and the performance of its obligations under this Agreement.

22.2	The Company shall:

(a)	pay all stamp and other duties and taxes connected with or arising from the security created herein; and

(b)
upon the occurrence of an Event of Default which is continuing pay all legal fees as between solicitor and client (on a full indemnity basis) or otherwise, stamp duty, registration fees and other professional costs and disbursements incurred by the Board in order to preserve and/or enforce any of the Board’s rights under this Agreement.

23.	POWERS ADDITIONAL

The powers conferred by this Agreement in relation to the Mortgaged Securities or any part thereof on the Board shall be in addition to and not in substitution for the powers conferred on mortgagees under law, which shall apply to the security created by this Agreement except insofar as they are expressly excluded. Where there is any ambiguity or conflict between the powers conferred by law and those conferred by this Agreement, then the terms of this Agreement shall prevail.

24.	SEVERABILITY

If any provision in this Agreement shall be, or at any time shall become invalid, illegal or unenforceable in any respect under any law, such invalidity, illegality or unenforceability shall not in any way affect or impair the other provisions of this Agreement but this Agreement shall be construed as if such invalid or illegal or unenforceable provision did not form a part of this Agreement.

25.	ENTIRE AGREEMENT

The terms and conditions contained in this Agreement constitute the entire agreement between the Parties with respect to the subject matter of this Agreement.

26.	GOVERNING LAW

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26.1	This Agreement shall be governed by and construed in all respects in accordance with the laws of the Republic of Singapore.

26.2
The Courts of Singapore shall have jurisdiction to resolve any dispute arising out of or in connection with this Agreement, including a dispute regarding the existence, validity or termination of this Agreement.

26.3	The Company agrees that service of process on the Company may be effected at the Singapore address of the Subsidiary and such service shall be deemed to be good and effectual service on the Company.

27.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT CHAPTER 53B OF SINGAPORE

Any person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or enjoy the benefit of any term of this Agreement. For the avoidance of doubt, the Parties may rescind, vary, waive and release all or any of their respective rights and obligations under this Agreement without the consent of any person who is not a Party.

28.	[RESERVED]

29.	COUNTERPARTS

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party may enter into this Agreement by signing any such counterpart and each counterpart may be signed and executed by the Parties and transmitted by facsimile transmission and shall be as valid and effectual as if executed as an original

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IN WITNESS WHEREOF this Agreement has been entered into the day and year first written above.

MICRON TECHNOLOGY INC.

By:  /s/ Ronald C. Foster

Name:  Ronald C. Foster

Title:  CFO and Vice President of Finance

STATE OF IDAHO   )
                                     ) ss.
COUNTY OF ADA   )

On this ___ day of February, 2009, before me, a Notary Public in and for said state, personally appeared ______________________, known to me to be the ________________ of Micron Technology Inc. (the “Company”), who executed the foregoing instrument in behalf of the Company and acknowledged to me the Company executed the same.

IN WITNESS WHEREOF I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public ___________________________
Residing at:
Commission Expires:

ECONOMIC DEVELOPMENT BOARD

By:  /s/ Dr. Beh Swan Gin

Name:  Dr. Beh Swan Gin

Title:  Managing Director

in the presence of :  Quek Hong How 58318207E
(Name and NRIC No. of Witness):   /s/ Quek Hong How

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TECH SEMICONDUCTOR SINGAPORE PTE. LTD.

By:  /s/ Ong Peck Choo

Name:   Ong Peck Choo

Title: Vice President Finance & Company Secretary

In the presence of   Yeo Seng Lan (S7329286G) /s/ Yeo Seng Lan
(Name and NRIC No. of Witness)

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